Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.
Registration Statements (Form S-3 No. 333-125738, Form S-3 No. 333-68528, Form S-3 No. 333-75939, Form S-3 No. 333-51991 and Form S-3 No. 333-106761) of Hovnanian Enterprises, Inc. and in the related Prospectuses,

2.
Registration Statements (Form S-8 No. 333-113758, No. 333-106756 and No. 333-92977) pertaining to the 2008 Stock Incentive Plan (which superseded and replaced the 1999 Stock Incentive Plan), and Senior Executive Short-Term Incentive Plan, as amended and restated, of Hovnanian Enterprises, Inc.,

3.
Registration Statement (Form S-8 No. 333-56972, Form S-8 No. 033-36098 and Form S-8 No. 002-92773) pertaining to the 1983 Stock Option Plan as amended and restated of Hovnanian Enterprises Inc.,

4.
Registration Statement (Form S-8 No. 333-56640) pertaining to the Employee Stock Option Plan of Washington Homes,

of our reports dated December 23, 2008, with respect to the consolidated financial statements of Hovnanian Enterprises, Inc., and the effectiveness of internal control over financial reporting of Hovnanian Enterprises Inc., included in this Annual Report (Form 10-K) for the year ended October 31, 2008.

/s/ ERNST & YOUNG LLP

New York, New York
December 23, 2008